Exhibit 10.4

EXECUTION VERSION

FIFTH AMENDED AND RESTATED PERFORMANCE GUARANTY

This FIFTH AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of July 28, 2025, is made by CORE NATURAL RESOURCES, INC. (F/K/A CONSOL ENERGY INC.), a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Administrative Agent and the other Secured Parties under the Receivables Financing Agreement defined below. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Financing Agreement defined below.

PRELIMINARY STATEMENTS:

(1) Concurrently herewith, Arch Resources, Inc. (f/k/a Arch Coal, Inc.), a Delaware limited liability company (the “Transferor”), as buyer, Core Sales, LLC (f/k/a Core Sales, Inc.), as initial servicer (in such capacity, together with its successor and permitted assigns in such capacity, the “Servicer”), and the various other entities party thereto as originators are entering into that certain Third Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder is herein referred to as an “Originator” and, collectively, as the “Originators”. Pursuant to the Purchase and Sale Agreement, the Originators will from time to time sell Receivables and Related Rights to the Transferor.

(2) Concurrently herewith, Core Receivable Company, LLC (f/k/a Arch Receivable Company, LLC), a Delaware limited liability company (the “Borrower”), as buyer, the Transferor, as seller, and the Servicer are entering into that certain Third Amended and Restated Sale and Contribution Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”). Pursuant to the Sale and Contribution Agreement, the Transferor will from time to time sell or contribute Receivables and Related Rights to the Borrower.

(3) Concurrently herewith, the Borrower, the Servicer, the Persons from time to time party thereto as Lenders, PNC, as LC Bank and Administrative Agent and PNC Capital Markets LLC, as structuring agent are entering into that certain Receivables Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), pursuant to which (i) the Lenders may from time to time make Loans to the Borrower, (ii) the Borrower has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Collateral and (iii) the Servicer will service the Pool Receivables.

(4) As of the date hereof, the Performance Guarantor is the direct or indirect owner of 100% of the outstanding Capital Stock of the Servicer, each Originator, the Transferor and the Borrower.

(5) The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Financing Agreement.

(6) The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, among other things, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales of Receivables to the Transferor from time to time under the Purchase and Sale Agreement; (ii) the Transferor’s sale or contribution of Receivables to the Borrower from time to time under the Sale and Contribution Agreement, (iii) the Servicer’s servicing of the Receivables, (iv) the purchases and financial accommodations made by the Lenders to the Borrower from time to time under the Receivables Financing Agreement and (v) the other transactions contemplated under the Purchase and Sale Agreement, the Sale and Contribution Agreement and the Receivables Financing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1. Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement), the Lenders and each of the other Secured Parties the due and punctual performance and observance by each Originator, the Transferor and the Servicer (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings, liabilities and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement, the Sale and Contribution Agreement, the Receivables Financing Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor, agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Lender, the Borrower or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Lenders and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Lender may have against any Covered Entity, the Borrower, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial or credit condition or financial default of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Pool Receivables.

SECTION 2. Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the Borrower) to collect on any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the Borrower or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the Borrower) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Borrower) with respect thereto, (vi) the failure by any Secured Party (or by the Borrower) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of the Borrower, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Borrower or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the Borrower or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b) Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, the Borrower or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the Borrower or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Borrower, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3. Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4. Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the Borrower) exhaust any right or take any action against any Covered Entity, the Borrower, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Borrower, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Borrower, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5. Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the Borrower) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6. Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof, on the date of each Release, on each Settlement Date and on each day on which a Credit Extension shall have occurred under the Receivables Financing Agreement, as follows:

(a) Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty of any of the other Transaction Documents.

(c) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary corporate action.

(d) Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents.

(g) No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty of any of the other Transaction Documents.

(h) Compliance with Applicable Law. The Performance Guarantor is in compliance in all respects with the Applicable Law applicable to the Performance Guarantor, except where any such failure could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guarantee or any of the other Transaction Documents.

(i) Taxes. The Performance Guarantor is permitted to make all payments under this Performance Guaranty free and clear of and without deduction or withholding for or on account of any Taxes or other governmental charges imposed by any Governmental Authority. There is no stamp or documentary Tax or other charge imposed by any Governmental Authority having jurisdiction over the Performance Guarantor in connection with the execution, delivery, issuance, payment, performance, enforcement or introduction into evidence in a court having jurisdiction over this Performance Guaranty.

(j) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(k) No Material Adverse Effect. Since December 31, 2024, there has been no Material Adverse Effect to the Performance Guarantor.

(l) Investment Company Act. The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(m) Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor is not a Sanctioned Person. The Performance Guarantor does not, either in its own right or through any third party, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; or (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or Sanctions Law.

(n) Financial Condition. The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of December 31, 2024, and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(o) Opinions. The facts regarding the Performance Guarantor, the Servicer, each Originator, the Transferor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Performance Guaranty and the Transaction Documents are true and correct in all material respects.

(p) Solvency. The Performance Guarantor is Solvent.

(q) Separateness. The Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Financing Agreement in reliance on the Borrower being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that the Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the Borrower’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(r) ERISA. (i) Each of the Performance Guarantor and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Pension Plan of the Performance Guarantor and the ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such under funded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect. None of the Performance Guarantor or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Pension Plan or otherwise, a Material Adverse Effect.

(i) Each of the Performance Guarantor and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan.

(s) Preliminary Statements. The statements set forth in the preliminary statements to this Performance Guaranty are true and correct.

SECTION 7. Certain Covenants. The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a) Ownership and Control. The Performance Guarantor shall not permit the occurrence of any Change in Control.

(b) Existence and Good Standing. The Performance Guarantor will comply in all material respects with all Applicable Laws, and preserve and do all things as are necessary to maintain its corporate existence, rights, franchises, qualifications, privileges and good standing. The Performance Guarantor also will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions.

(c) Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party, except where contested in good faith and by proper proceedings.

(d) Mergers, Sales, Etc. The Performance Guarantor shall not consolidate with or merge with or into any other Person, sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets or reorganize as any other entity or reincorporate in any other jurisdiction unless (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result there from, (ii) if it is not the surviving entity, the surviving Person agrees to be bound by the terms and provisions applicable to it hereunder, (iii) no Change in Control shall result, (iv) the Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its obligations under this Performance Guaranty shall apply to the surviving Person and (v) the Administrative Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(e) Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Financing Agreement.

(f) Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor shall not become a Sanctioned Person. The Performance Guarantor, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or Sanctions Law or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or Sanctions Law. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Performance Guarantor shall comply with all Anti-Terrorism Laws or Sanctions Law in all material respects. The Performance Guarantor shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event. The Performance Guarantor has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(g) Payments on Receivables; Collection Accounts. If any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account.

(h) Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty. Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrative Agent may reasonably request.

(i) Borrower’s Tax Status. The Performance Guarantor shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded from a United States person (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership) taxable as an association for U.S. federal income tax purposes.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail) and mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Financing Agreement, (b) if to any other Secured Party, to the Administrative Agent on such Secured Party’s behalf at the address specified for notices to the Administrative Agent in the Receivables Financing Agreement and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

Core Natural Resources, Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317-9565

Attention: Rosemary Klein

E-mail: RosemaryKlein@coreresources.com

Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 10. No Waiver; Remedies. No failure on the part of the Borrower or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11. Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders, the other Secured Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Lender permitted pursuant to the Receivables Financing Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Each of the parties hereto hereby agrees that each of the Lenders and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.

SECTION 12. Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13. Costs and Expenses. The Performance Guarantor hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 14. Indemnities by Performance Guarantor. Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, Performance Guarantor agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by Performance Guarantor of any of its obligations or duties under this Performance Guaranty; (ii) the inaccuracy of any representation or warranty made by Performance Guarantor hereunder or in any certificate or statement delivered pursuant hereto; (iii) the failure by Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Transaction Document to which it is a party or (iv) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 14, Indemnified Amounts shall be excluded (i) to the extent arising by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial or credit condition or financial default of the related Obligor or (ii) solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Guarantor Indemnified Party.

SECTION 15. GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 16. CONSENT TO JURISDICTION. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE PERFORMANCE GUARANTOR OR ANY OF ITS PROPERTY IN THE COURTS OF ANY JURISDICTIONS. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

THE PERFORMANCE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 18. Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties (collectively, the “Set-off Parties”), may at any time during the continuance of an Event of Default, setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness owing to such Set-Off Party (including by any branches or Affiliates of such Set-Off Party), or held by such Set-Off Party for the account of, Performance Guarantor against amounts owing by, Performance Guarantor hereunder; provided that such Set-Off Party shall notify, Performance Guarantor promptly following such setoff.

SECTION 19. Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by the laws of its jurisdiction of incorporation to make any deduction or withholding on account of Tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Secured Parties receive a net sum equal to the sum which it would have received had no deduction or withholding been made; provided that any payments to be made to the Administrative Agent or any Lender as assigns of PNC shall be subject to compliance by such Person with Section 5.03(f) of the Receivables Financing Agreement.

SECTION 20. Waiver of Immunity. To the extent that the Performance Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Performance Guaranty, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Performance Guaranty, the Performance Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of the Secured Parties not to plead or claim, any such immunity, and consents to such relief and enforcement.

SECTION 21. Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 22. Counterparts. This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

SECTION 23. Effect of Performance Guaranty. This Performance Guaranty amends and restates in its entirety, as of the date hereof, that certain Fourth Amended and Restated Performance Guaranty, dated as of March 28, 2025 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”), among the parties hereto. Upon the effectiveness of this Performance Guaranty, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Performance Guaranty, the Performance Guarantor shall continue to be liable to each of the Purchasers and the Administrator for the Guaranteed Obligations (as defined in the Prior Performance Guaranty), fees and expenses which are accrued and unpaid under the Prior Performance Guaranty on the date hereof (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Purchasers or the Administrator existed in the Prior Performance Guaranty and continue to exist in this Performance Guaranty, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guarantee shall continue and survive the execution and delivery of this Performance Guaranty. Upon the effectiveness of this Performance Guaranty, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Performance Guaranty. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CORE NATURAL RESOURCES, INC. (F/K/A CONSOL ENERGY INC.), as Performance Guarantor

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

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Accepted as of the date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

S-2	Fifth A&R Performance Guaranty